     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 29, 1998
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT

                                     Under
                           The Securities Act of 1933

                             ---------------------
                             COLDWATER CREEK INC.
            (Exact name of registrant as specified in its charter)

            DELAWARE                                   82-0419266
     (State or other jurisdiction        (IRS Employer Identification No.)
   of incorporation or organization)

                           ONE COLDWATER CREEK DRIVE
                            SANDPOINT, IDAHO  83864
              (Address of principal executive offices) (Zip Code)
                             ---------------------

                     1996 STOCK OPTION/STOCK ISSUANCE PLAN
                           (Full title of the Plans)

                             ---------------------

                                 DENNIS PENCE,
                    PRESIDENT, CHIEF EXECUTIVE OFFICER AND
                          VICE CHAIRMAN OF THE BOARD
                             COLDWATER CREEK INC.
                           ONE COLDWATER CREEK DRIVE
                            SANDPOINT, IDAHO  83864
                                (208) 263-2266

(Name, address including zip code, and telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                               Proposed maximum     Proposed maximum
                                             Amount to be       offering price     aggregate offering   Aggregate
   Title of securities to be registered      registered(1)       per share(2)           price(2)         filing fee
   ------------------------------------      ------------      ----------------    -----------------     ----------

1996 Stock Option/Stock Issuance Plan
-------------------------------------
                                            350,000 shares        $21.9375            $7,678,125        $2,265.05
Common Stock,
$.01 par value
===================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1996 Stock Option/Stock Issuance Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Registrant's Common Stock on July 28, 1998, as reported by the NASDAQ National Market.

                                    PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  Incorporation of Documents by Reference
         ---------------------------------------

              Coldwater Creek Inc., a Delaware corporation (the "Registrant"), hereby incorporates by reference into this Registration Statement the following documents which were previously filed with the Securities and Exchange Commission (the "SEC"):

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended February 28, 1998 filed with the SEC pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), on May 29, 1998;

         (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended May 30, 1998, filed with the SEC on July 14, 1998;

         (c) The Registrant's Registration Statement No. 00-21915 on Form 8-A filed with the SEC on December 30, 1996 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

              All reports and definitive proxy or information statements filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold at the time of such amendment will be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  Description of Securities
         -------------------------

                  Not applicable.

ITEM 5.  Interests of Named Experts and Counsel
         --------------------------------------

                  Not applicable.

ITEM 6.  Indemnification of Directors and Officers
         -----------------------------------------

         The Registrant's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that a director of a corporation will not be personally liable for monetary damages for breach of such individual's fiduciary duties as a director except for liability (i) for any breach of such director's duty of loyalty to the corporation, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which a director derives an improper personal benefit.

         The Registrant's Bylaws provide that the Registrant will indemnify its directors and may indemnify its officers, employees and other agents to the full extent permitted by law. Indemnification under the Registrant's Bylaws permits the Registrant to advance expenses incurred by an indemnified party in connection with the defense of any action or proceeding arising out of such party's status or service as a director, officer, employee or other agent of the Registrant upon an undertaking by such party to repay such advances if it is ultimately determined that such party is not entitled to indemnification.

          The Registrant has entered into separate indemnification agreements with each of its directors and certain of its officers. These agreements require the Registrant, among other things, to indemnify such director or officer against expenses (including attorneys' fees), judgments, fines and settlements incurred by such individual in connection with any action, suit or proceeding arising out of such individual's status or service as a director or officer of the Registrant acting at the request of the Registrant to the maximum extent permitted by applicable law, subject to certain limitations.

ITEM 7.   Exemption from Registration Claimed
          -----------------------------------

               Not Applicable.

ITEM 8.   Exhibits
          --------

Exhibit Number        Exhibit
--------------        -------

  4              Instruments Defining Rights of Shareholders. Reference is made to Registrant's Registration Statement No. 00-021915 on Form 8-
                 A which is incorporated herein by reference pursuant to Item
                 3(c).
  5              Opinion and consent of Brobeck, Phleger & Harrison LLP.
  23.1           Consent of Arthur Andersen LLP, Independent Public Accountants.
  23.2           Consent of Brobeck, Phleger & Harrison LLP is contained in
                 Exhibit 5.
  24             Power of Attorney.  Reference is made to page II-4 of this
                 Registration Statement.
  99.1           1996 Stock Option/Stock Issuance Plan.
  99.2*          Form of Notice of Grant of Stock Option.
  99.3*          Form of Stock Option Agreement.
  99.4*          Form of Addendum to Stock Option Agreement (Involuntary
                 Termination Following Change in Control).
  99.5*          Form of Addendum to Stock Option Agreement (Involuntary
                 Termination Following Corporate Transaction).
  99.6*          Form of Notice of Grant of Automatic Stock Option (Initial
                 Grant).
  99.7*          Form of Notice of Grant of Automatic Stock Option (Annual
                 Grant).
  99.8*          Form of Automatic Stock Option Agreement.
  99.9*          Form of Stock Issuance Agreement.
  99.10*         Form of Addendum to Stock Issuance Agreement (Involuntary
                 Termination Following Change in Control).
  99.11*         Form of Addendum to Stock Issuance Agreement (Involuntary
                 Termination Following Corporate Transaction).

       * Exhibits 99.2 through 99.11 are incorporated herein by reference to Exhibits 99.2 through 99.11, respectively, to Registrant's Registration Statement No. 333-31699 on Form S-8 filed with the SEC on July 21, 1997.


ITEM 9.   Undertakings
          ------------

              A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if
           --------  -------
the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into the Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1996 Stock Option/Stock Issuance Plan.

          B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 above or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sandpoint, State of Idaho on this 29th day of July, 1998.

                              COLDWATER CREEK INC.


                              By: /s/ Dennis Pence
                                  ----------------------------------
                                  Dennis Pence
                                  President, Chief Executive Officer
                                  and Vice Chairman of the Board


                                 POWER OF ATTORNEY
                                 -----------------

KNOW ALL PERSONS BY THESE PRESENTS:

          That the undersigned officers and directors of Coldwater Creek, Inc., a Delaware corporation, do hereby constitute and appoint Dennis Pence and Donald Robson and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

          IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                  Title                                   Date
---------                  -----                                   ----



/s/ Dennis Pence           President, Chief Executive              July 29, 1998
--------------------       Officer and Vice Chairman of the Board
Dennis Pence               (Principal Executive Officer)

Signature                  Title                                   Date
---------                  -----                                   ----


/s/ Ann Pence              Creative Director and Chairman of       July 29, 1998
----------------------     the Board of Directors
Ann Pence


/s/ Donald Robson          Vice President, Finance and             July 29, 1998
----------------------     Administration, Chief Financial
Donald Robson              Officer, Treasurer and Secretary
                           (Principal Financial and Accounting
                           Officer)


/s/ Robert H. McCall       Director                                July 29, 1998
----------------------
Robert H. McCall, CPA



/s/ Curt Hecker            Director                                July 29, 1998
----------------------
Curt Hecker



/s/ Michelle Collins       Director                                July 29, 1998
----------------------
Michelle Collins

                                 EXHIBIT INDEX
                                 -------------


Exhibit Number    Exhibit
--------------    -------

  4         Instruments Defining Rights of Shareholders.  Reference is made to
            Registrant's Registration Statement No. 00-021915 on Form 8-A which is incorporated herein by reference pursuant to Item 3(c).
  5         Opinion and consent of Brobeck, Phleger & Harrison LLP.
  23.1      Consent of Arthur Andersen LLP, Independent Public Accountants.
  23.2      Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit
            5.
  24        Power of Attorney.  Reference is made to page II-4 of this
            Registration Statement.
  99.1      1996 Stock Option/Stock Issuance Plan.
  99.2*     Form of Notice of Grant of Stock Option.
  99.3*     Form of Stock Option Agreement.
  99.4*     Form of Addendum to Stock Option Agreement (Involuntary Termination
            Following Change in Control).
  99.5*     Form of Addendum to Stock Option Agreement (Involuntary Termination
            Following Corporate Transaction).
  99.6*     Form of Notice of Grant of Automatic Stock Option (Initial Grant).
  99.7*     Form of Notice of Grant of Automatic Stock Option (Annual Grant).
  99.8*     Form of Automatic Stock Option Agreement.
  99.9*     Form of Stock Issuance Agreement.
  99.10*    Form of Addendum to Stock Issuance Agreement (Involuntary
            Termination Following Change in Control).
  99.11*    Form of Addendum to Stock Issuance Agreement (Involuntary
            Termination Following Corporate Transaction).

     * Exhibits 99.2 through 99.11 are incorporated herein by reference to Exhibits 99.2 through 99.11, respectively, to Registrant's Registration Statement No. 333-31699 on Form S-8 filed with the SEC on July 21, 1997.